UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 4, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The Registrant is holding an Analyst Day at its new products headquarters at 15 Sterling Drive, Wallingford, Connecticut on Thursday, November 4, 2004 beginning at 8:30 a.m. and ending at 4:00 p.m. (ET). During the opening remarks, corporate management will provide attendees a strategic overview of the Registrant with a focus on its recent acquisitions and corporate strategy. The overview will conclude with a summary of the next phase of strategic growth. Following the opening remarks, the Registrant will provide an overview of the next generation network architectures.

Other management representatives will present a series of customer solutions based on integrating the Registrant’s Hybrid Fiber Coax and Internet Protocol transport products, IP Service Assurance Services, and Demand Driven Video and Operations Support System Software. Various demonstrations of the Registrant’s offerings will be given, along with a tour of the Registrant’s Wallingford, Connecticut, facility.

The information to be provided to participants during the day has been attached to this Form 8-K as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Number	Description of Document
99.1	Analyst Day Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)
November 4, 2004	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary